UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Blvd, Suite 710, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 871-0761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CBIO	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 15, 2020, Catalyst Biosciences, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed Clinton Musil as the Company’s Chief Financial Officer. Mr. Clinton Musil previously held the position of Chief Business Officer (CBO) at Personalis, where he helped build a pipeline and rapidly scale revenue as well as complete Personalis Inc. (“Personalis”), $150 million initial public listing. Prior to Personalis, Mr. Musil was a member of the executive management team at ARMO Biosciences, where he oversaw its initial public offering and $1.6 billion sale to Eli Lilly. In addition to his operational experience, Mr. Musil brings an extensive background in healthcare investment banking. Earlier in his career, Mr. Musil served in various positions at Gilead Sciences, Inc. and Sanofi S.A. Mr. Musil received a B.S. in Molecular and Cellular Biology from the University of Arizona and an M.B.A. from Harvard Business School.

In connection with his appointment, the Company and Mr. Musil entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Musil will receive a base salary of $395,000 annually. Mr. Musil is eligible to receive an annual performance-based bonus equal to 40% of his base salary (pro-rated for 2020), subject to his continued employment with the Company on the date the bonus is paid. In connection with the start of his employment, Mr. Musil will be granted an “inducement” stock option for 140,000 shares of our common stock that will vest over a four-year period with a one-year cliff. Mr. Musil is eligible to participate in the Company’s employee benefit plans on the same basis as generally made available to other employees of the Company, and he will enter into the Company’s standard form of indemnification agreement for the Company’s officers and directors. In addition, the Offer Letter provides that if Mr. Musil’s employment is terminated without “cause” (as defined in the Offer Letter) or as a result of “constructive termination,” (as defined in the Offer Letter), in each case outside of the “change in control protection period” (as defined in the Offer Letter), Mr. Musil would be eligible to receive, subject to certain conditions described in the Offer Letter, the following:

•	continued base salary for nine (9) months after the termination (the “Musil Severance Period”);

•	accelerated vesting of options that would otherwise have vested during the Musil Severance Period; and

•	payment by the Company of the same portion of Mr. Musil’s monthly premium under COBRA as it pays for active employees until the close of the Musil Severance Period.

In addition, if Mr. Musil’s employment is terminated without “cause” or as a result of “constructive termination,” in each case during the change in control protection period, Mr. Musil would be eligible to receive, subject to certain conditions described in the Offer Letter, the following:

•

severance payments, equal to the sum of (a) 100% of Mr. Musil’s annual base salary and (b) 100% of Mr. Musil’s maximum annual performance-based bonus, paid in equal installments for twelve (12) months after the termination (the “Musil Post-COC Severance Period”);

•	accelerated vesting of 100% percent of any unvested options; and

•	payment by the Company of the same portion of Mr. Musil’s monthly premium under COBRA as it pays for active employees until the close of the Musil Post-COC Severance Period.

The preceding description of the Offer Letter is a summary and is qualified in its entirety by reference to the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. A copy of the press release announcing the appointment of Mr. Musil as the Company’s Chief Financial Officer is attached hereto as Exhibit 99.1.

There are no family relationships between Mr. Musil and any director or officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan, as amended

At the Annual Meeting of Stockholders of the Company held online via live audio webcast on June 11, 2020 (the “Annual Meeting”), the stockholders of the Company approved the Company’s 2018 Omnibus Incentive Plan, as amended (the “2018 Plan”). The 2018 Plan had previously been approved by the Board subject to stockholder approval, to increase the number of shares of common stock reserved for issuance under the 2018 Plan by 1,300,000 shares, to a total of 2,800,000 shares including shares originally included in the 2018 Plan when it was first adopted. The 2018 Plan became effective immediately upon stockholder approval at the Annual Meeting.

The foregoing description of the 2018 Plan is only a summary and a more detailed summary of the material features of the 2018 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 1, 2020 (the “Proxy Statement”). The description is qualified in its entirety by reference to the full text of the 2018 Plan, which is attached as Appendix A to the Proxy Statement, and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2020, the Board amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”) to amend Article IX, Section 7 (Exclusive Forum) to state that unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Court of Chancery”) of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrong doing by, any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Charter or these Bylaws (as either may be amended from time to time); (iv) any action to interpret, apply, enforce or determine the validity of the Charter or these Bylaws (as either may be amended from time to time), or (v) any action asserting a claim against the Company governed by the internal affairs doctrine The amendment also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The forum selection provision set forth in the Amended and Restated Bylaws will not apply to claims for which the federal courts have exclusive jurisdiction.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are hereby incorporated by reference into this Item 5.03. The foregoing summary description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present, in person virtually or by proxy, holders of 13,341,170 shares of common stock, or approximately 76.52% % of the total outstanding shares eligible to be voted. The final voting results with respect to each proposal presented at the Annual Meeting is set forth below:

Proposal 1 – Election of Directors

The Company’s stockholders approved the election of two Class II directors to the Board for three year terms or until their respective successors are elected and qualified or until their earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrea Hunt	9,077,745	36,871	4,226,554
Nassim Usman, Ph.D.	8,339,367	775,249	4,226,554

Proposal 2 – Approval of the Company’s 2018 Omnibus Incentive Plan, as amended (the “2018 Plan”)

The Company’s stockholders approved the 2018 Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Vote
7,099,976	2,006,284	8,356	4,226,554

Proposal 3 – Approval of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved the compensation of the Company’s Named Executive Officers on a non-binding, advisory basis by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Vote
7,558,191	817,272	739,153	4,226,554

Proposal 4 – Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2020 by the following votes:

Votes For	Votes Against	Abstentions
13,321,758	16,314	3,098

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

10.1*	Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Appendix A of the definitive proxy statement for the Annual Meeting filed by the Company on May 1, 2020).

99.1	Press Release dated June 15, 2020.

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: June 15, 2020	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer